UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 22, 2008

SafeStitch Medical, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-19437	11-2962080
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4400 Biscayne Blvd., Suite 670, Miami, Florida		33137
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	305-575-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Item 3.02 to this Current Report on Form 8-K is hereby incorporated by reference.

Item 3.02 Unregistered Sales of Equity Securities.

During the period beginning May 22, 2008 and ended May 28, 2008, SafeStitch Medical, Inc. ("the Company") entered into stock purchase subscription agreements (the "Subscription Agreements") with certain private investors (the "Investors"), pursuant to which the Company agreed to issue an aggregate of 1,861,505 shares (the "Shares") of its common stock, par value $0.001 per share, at a purchase price of $2.15 per share. The Pricing Committee of the Company’s Board of Directors established the $2.15 purchase price based on an approximately 10% discount to the average closing price of the common stock on the over-the-counter bulletin board during the five trading days beginning April 23, 2008 and ended April 29, 2008.

The Company closed on the issuance of the Shares during the period beginning May 22, 2008 and ended May 28, 2008. The Company received aggregate consideration for the Shares of $4,002,000. Among the Investors acquiring a portion of the Shares were Dr. Jane Hsiao, the Company’s Chairman of the Board, Jeffrey G. Spragens, the Company’s Chief Executive Officer, President and a director, and some of his relatives, Dr. Kenneth Heithoff, a director, Kevin Wayne, a director, and Frost Gamma Investments Trust, a trust controlled by Dr. Phillip Frost, who is the largest beneficial owner of the Company’s outstanding common stock.

The Company issued the Shares in reliance upon the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the "Act"), and Rule 506 of Regulation D promulgated thereunder. Each Investor represented to the Company that such person was an "accredited investor" as defined in Rule 501(a) of the Act and that the Shares were being acquired for investment purposes. The Shares have not been registered under the Act and are "restricted securities" as that term is defined by Rule 144 under the Act. The Company has not undertaken to register the Shares and no registration rights have been granted to the Investors in respect of the Shares.

The form of Subscription Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On May 29, 2008, the Company issued a press release announcing the consummation of the private placement described in Item 3.02 to this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference in this Item 7.01.

The press release attached as an exhibit to this report contains various "forward looking statements" within the meaning of Section 27A of the Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which represent the Company’s expectations or beliefs concerning future events. When used in the press release and this report, the terms "anticipate," "believe," "estimate," "expect" and "intend" and words or phrases of similar import, as they relate to the Company or its subsidiaries or its management, are intended to identify forward-looking statements. These forward-looking statements are further qualified by important factors that could cause actual results to differ materially from those in the forward-looking statements. These factors include, without limitation, the Company’s ability to protect its intellectual property, dedication of substantial resources towards research and development efforts, product liability risks and the effects of governmental regulation. Results actually achieved may differ materially from expected results included in these statements as a result of these or other factors, including those factors discussed under "Risk Factors" set forth in Item 1A to the Company’s Annual Report on Form 10-KSB, as amended, for the year ended December 31, 2007. The Company undertakes no obligation to update, and the Company does not have a policy of updating or revising, these forward-looking statements.

The information in this report will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD. The furnishing of this information is not intended to, and does not, constitute a determination or admission by the Company that such information is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

The information contained in Item 7.01 to this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed "filed" for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing by the Company under the Act.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number Description

10.1 Form of Subscription Agreement.

99.1 Press Release dated May 29, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SafeStitch Medical, Inc.

May 29, 2008	By:	/s/ Adam S. Jackson

Name: Adam S. Jackson
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Form of Subscription Agreement
99.1	Press release dated May 29, 2008